AudioEye, Inc. S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S1 of our report dated September 28, 2012 with respect to the audited consolidated financial statements of AudioEye, Inc. for the year ended December 31, 2010 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

October 1, 2012